AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2002

America First Real Estate Investment Partners, L.P.
(Exact name of registrant as specified
in its Agreement of Limited Partnership)

Delaware 39-1965590
(State or other jurisdiction of (I.R.S. Employer
incorporation or organization) Identification No.)

Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102
(Address of principal executive offices) (Zip Code)

(402) 444-1630
(Registrant's telephone number, including area code)

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P. AND SUBSIDIARES

Item 2. Acquisition or Disposition of Assets

On September 19, 2002, America First Real Estate Investment Partners, L.P., a Delaware limited partnership, (the "Company"), acquired a 216-unit multifamily housing property located in Tampa, Florida and known as The Lakes of Northdale Apartments (the "Property") from Altman Development Corporation (the "Seller"). This acquisition was previously reported under item 5 of Form 8-K filed September 25, 2002.

An audited Historical Summary of Gross Income and Direct Operating Expenses for the Property for the previous fiscal year is included herein under Item 7.

Item 7. Financial Statements and Exhibits

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

Pro Forma Consolidated Financial Statements (Unaudited)

Independent Auditors' Report

To the Partners

America First Real Estate Investment Partners, L.P.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Lakes of Northdale Apartments, as described in Note 1, for the year ended December 31, 2001. This Historical Summary is the responsibility of The Lakes of Northdale's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary for The Lakes of Northdale Apartments was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of The Lakes of Northdale Apartment's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Bethesda, Maryland /s/ Reznick Fedder & Silverman PC

January 23, 2002

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P. AND SUBSIDIARIES

HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

THE LAKES OF NORTHDALE APARTMENTS

YEAR ENDED DECEMBER 31, 2001

See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses (The Lakes of Northdale Apartments).

1. Organization

The accompanying financial statement includes the operations of The Lakes of Northdale Apartments owned by parties unaffiliated with America First Real Estate Investment Partners, L.P. (the Company) for the year ending December 31, 2001. The Lakes of Northdale Apartments, a multifamily residential property located in Tampa, Florida, was acquired by the Company on September 19, 2002 and contains 216 apartment units.

2. Basis of Presentation

The accompanying historical statement of gross income and direct operating expenses reflects the revenues and expenses of The Lakes of Northdale Apartments for the year ended December 31, 2001. In accordance with Regulation SX, Rule 3-14, certain expenses have been excluded as they are not indicative of expenses expected to result in future years.

Expenses excluded include depreciation and other costs not directly related to the future operations of The Lakes of Northdale Apartments. Operating expenses include payroll, utilities, advertising, management fees, mortgage interest expense and other general and administrative costs. Management is not aware of any material factors relating to this property that would cause this financial statement not to be indicative of future operating results as related to gross income and direct operating expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the seller and the tenants of the property are operating leases.

4. Mortgage Note Payable (Unaudited)

In connection with the acquisition of The Lakes of Northdale Apartments, the Company assumed a $9,610,000 mortgage note payable. The mortgage note payable bears interest at a floating rate determined weekly by a remarketing agent and matures May 15, 2012.

5. Pro Forma Estimated Taxable Operating Results and Funds Generated From Operations (Unaudited)

The pro forma table reflects the taxable operating results and funds generated from operations of The Lakes of Northdale Apartments for the year ended December 31, 2001 as adjusted for certain items which can be factually supported. This statement does not purport to forecast actual operating results for any period of the future.

Depreciation for the buildings is estimated using the straight-line method over a 27 1/2 year life.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma income statement reflects the operating results of the Company for the year then ended December 31, 2001 as if the acquisition of The Lakes of Northdale Apartments had occurred on January 1, 2001.

  To reflect the revenues, operating expenses, and mortgage interest expenses of The Lakes of Northdale Apartments for the year ended December 31, 2001 and interest expense on the repurchase agreement at the annual rate of 1.81%.
  To reflect the depreciation expense of the investment in real estate using the straight-line method over a 271/2 year life.

The following unaudited pro forma balance sheet reflects the financial position of the Company on December 31, 2001 as if the acquisition of The Lakes of Northdale Apartments had occurred on December 31, 2001.

  To reflect available cash used in the acquisition of The Lakes of Northdale Apartments. The Company utilized the proceeds of a $3,000,000 repurchase agreement.
  To reflect the cost of the investment in real estate acquired.
  To reflect the assumption of a mortgage note payable which financed the acquisition of The Lakes of Northdale Apartments.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By America First Real Estate
Investment Partners, L.P.

By America First Capital
Source I, L.L.C., General
Partner of the Company

By /s/ Mark A. Hiatt
Mark A. Hiatt,
Vice President, Secretary
and Treasurer

Date: November 1, 2002